UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 28, 2004

Luminent Mortgage Capital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	012-36309	06-1694835
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Montgomery Street, Suite 500, San Francisco, California		94133
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	415 486-2110

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 28, 2004, the Board of Directors (the "Board of Directors") of Luminent Mortgage Capital, Inc. (the "Company") approved an additional bonus (the "Additional Bonus") for the Company’s Chief Financial Officer, Christopher Zyda. The Additional Bonus was determined by the Board of Directors in its sole discretion based upon its evaluation of Mr. Zyda’s performance during the 2004 fiscal year. The Additional Bonus is in addition to any incentive bonus or other payments payable by the Company to Mr. Zyda pursuant to his August 4, 2003 Employment Agreement with the Company. The Additional Bonus to be paid to Mr. Zyda by the Company shall consist of the following:

· $150,000 in cash; and
· 10,000 shares of restricted Common Stock of the Company, vesting annually in three equal installments beginning on the one year anniversary of their issuance.

In connection with the issuance of the shares of restricted Common Stock to Mr. Zyda, the Company and Mr. Zyda entered into a Restricted Stock Purchase Agreement dated December 28, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminent Mortgage Capital, Inc.

December 28, 2004	By:	Christopher J. Zyda

Name: Christopher J. Zyda
Title: Chief Financial Officer